UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)

November 29, 2016

LEXMARK INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14050	06-1308215
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Lexmark Centre Drive

740 West New Circle Road

Lexington, Kentucky 40550

(Address of principal executive offices) (zip code)

(859) 232-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement.

On November 21, 2016, Ninestar Holdings Company Limited, a Cayman Islands exempted limited liability company (“Holdings”), Ninestar Group Company Limited, a Cayman Islands exempted limited liability company and a wholly owned subsidiary of Holdings (“Parent”), Ninestar Lexmark Company Limited, a Delaware corporation and an indirectly wholly owned subsidiary of Parent (“Merger Sub”), certain other guarantors party thereto, China CITIC Bank Corporation Limited, Guangzhou Branch as a lender and as administrative agent and collateral agent, the lenders party thereto, and the other arrangers and agents party thereto entered into a credit agreement (the “Credit Agreement”), which Credit Agreement provides for (i) RMB-denominated senior secured term loans in the USD equivalent amount of $1,180 million, maturing in seven years, (ii) a $900 million term loan, maturing in three years, (iii) a $150 million revolving facility available for working capital and general corporate purposes, maturing in three years (with option to extend additional two years), and (iv) a $400 million term loan available to be drawn within one year (subject to credit approval from the lenders) and maturing in seven years. On November 29, 2016, pursuant to the terms of the Credit Agreement, the Company, as the surviving entity in the merger with Merger Sub (as described further below), assumed the obligations of borrower under the Credit Agreement. The facilities under the Credit Agreement are currently secured by pledges of the equity interests in the Company, Holdings, Parent, and certain other indirect parent entities of the Company, and within 90 days of the closing date of the Credit Agreement, the Company is required to grant, or cause to be granted, a security interest in substantially all of its assets and the assets of certain of its subsidiaries.

Item 1.02 Termination of Material Definitive Agreement.

On November 29, 2016, Lexmark International, Inc., a Delaware corporation (the “Company”), repaid in full all indebtedness and other amounts outstanding and owing under that certain credit agreement dated as of January 18, 2012, by and among the Company and the lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent, Citibank, N.A. as syndication agent, and SunTrust Bank and The Bank of Tokyo-Mitsubishi UFJ, Ltd., and Branch Banking & Trust Company, as Co-Documentation Agents (as amended, the “Credit Agreement”), and terminated the Credit Agreement. In connection with the termination of the Credit Agreement, all other related loan documents were terminated and all liens and encumbrances granted by the Company and its subsidiaries in favor of the lenders and agent were terminated and released.

On November 29, 2016, the Company repaid in full all indebtedness and other amounts outstanding and owing under that certain Amended and Restated Purchase and Contribution Agreement, dated as of October 10, 2013 among the Company and Perceptive Software, LLC as sellers, and Lexmark Receivables Corporation as purchaser (as amended, the “Purchase and Contribution Agreement”) and that certain Second Amended and Restated Receivables Purchase Agreement, dated as of October 10, 2013 among Lexmark Receivables Corporation as the Seller, Gotham Funding Corporation as the investor, The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch and Fifth Third Bank as Banks, and the other parties thereto (as amended, the “Receivables Purchase Agreement”; and together with the Purchase and Contribution Agreement, the “Receivables Facility”), and terminated the Receivables Facility. In connection with the termination of the Receivables Facility, all other related documents were terminated and all liens and encumbrances granted by the Company and its subsidiaries in favor of the purchasers and other parties thereto were terminated and released.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On November 29, 2016, pursuant to the terms of the Agreement and Plan of Merger dated as of April 19, 2016 (the “Merger Agreement”), by and among Holdings, Parent, Merger Sub, the Company and (solely for purposes of Article 4, Section 5.12, Section 5.16, Section 7.2 and Article 8 of the Merger Agreement) Apex Technology Co., Ltd., a company organized under the laws of the People’s Republic of China, Merger Sub was merged with and into the Company, with the Company being the surviving corporation (the “Merger”). Upon completion of the Merger, the Company became an indirect wholly owned subsidiary of Holdings.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each outstanding share of Class A Common Stock, par value $0.01 per share, of the Company (the “Common Stock”), other than shares of Common Stock owned by the Company, any direct or indirect wholly owned subsidiary of the Company, Holdings, Parent or Merger Sub, or by stockholders who have properly exercised and perfected appraisal rights under Delaware law and not waived, withdrawn or lost such appraisal rights, was converted into the right to receive $40.50 in cash, without interest and less any applicable withholding taxes (the “Merger Consideration”).

In addition, each option to purchase shares of Common Stock that was outstanding immediately prior to the Effective Time, whether vested or unvested, became, as of the Effective Time, fully vested (to the extent not already vested) and was converted into the right to receive an amount in cash equal to the product obtained by multiplying (1) the excess, if any, of the Merger Consideration over the exercise price per share of that option by (2) the total number of shares of Common Stock subject to that option, less applicable withholding taxes, excepting any options that had an exercise price equal to or greater than the Merger Consideration, which were cancelled without consideration. Each award of restricted stock units or deferred stock units that corresponded to shares of Common Stock that was outstanding immediately prior to the Effective Time, whether vested or unvested, became, as of the Effective Time, fully vested and was converted into the right to receive an amount in cash equal to the product obtained by multiplying (1) the total number of shares of Common Stock subject to that restricted stock unit or deferred stock unit award by (2) the Merger Consideration, less applicable tax withholdings. With respect to any restricted stock unit award that was subject to performance-based vesting conditions, the total number of shares of Common Stock underlying such restricted stock unit award was determined based on the greater of target performance and actual performance through the date on which the Effective Time occurred (extrapolating such performance through the end of the full performance period) and, in the case of awards granted prior to 2016, prorated based on the number of days in the performance period through and including the date on which the Effective Time occurred.

This description of the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on April 20, 2016 and is incorporated by reference herein.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As a result of the Merger, the Company no longer fulfills the numerical listing requirements of The New York Stock Exchange (“NYSE”), and the Common Stock has ceased trading on NYSE prior to market open on November 29, 2016. Also on that date, at the Company’s request, NYSE filed with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, or Form 25, to delist the Company’s Common Stock from NYSE and deregister the Company’s Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company expects to file with the SEC a Certification and Notice of Termination of Registration Under Section 12(g) of the Securities Exchange Act of 1934 or Suspension of Duty to File Reports Under Sections 13 and 15(d) of the Securities Exchange Act of 1934, or Form 15, whereupon the Company’s reporting obligations under Sections 13 and 15 of the Exchange Act will be suspended.

Item 3.03 Material Modification to Rights of Security Holders.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the Company’s amended and restated certificate of incorporation was amended and restated to read in its entirety in the form of the certificate of incorporation of Merger Sub in effect immediately prior to the Effective Time, except that the name of the company set forth therein is “Lexmark International, Inc.” (the “Amended Certificate of Incorporation”).

Also, pursuant to the Merger Agreement, at the Effective Time, the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, became the bylaws of the Company, as the surviving corporation in the Merger, except that the name of the company set forth therein is “Lexmark International, Inc.” (the “Amended Bylaws”).

The foregoing descriptions of the Amended Certificate of Incorporation and Amended Bylaws are not complete and are subject to, and qualified in their entirety by, reference to the Amended Certificate of Incorporation and Amended Bylaws, copies of which are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

Item 5.01 Changes in Control of Registrant.

The information set forth in Item 2.01, Item 3.01 and Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 8.01 Other Events.

On November 29, 2016, the Company issued a press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On November 29, 2016, Merger Sub on behalf of the Company irrevocably deposited with The Bank of New York Mellon, N.A., as trustee (the “Trustee”) under the indenture (the “Indenture”) governing the Company’s $300.0 million 6.650% senior secured notes due 2018 (the “6.650% Notes”) funds in an amount sufficient to satisfy and discharge the entire indebtedness on the 6.650% Notes, including interest and applicable premium through the Redemption Date, as defined below (such amount, the “Discharge Amount”). The Company simultaneously delivered to the Trustee an irrevocable instruction directing the Trustee to apply such funds to the payment of the 6.650% Notes and called the 6.650% Notes for redemption, as described below.

In connection with the Discharge (as defined below), the Trustee, at the Company’s request, delivered a notice of redemption (the “Redemption Notice”) to the holders of the 6.650% Notes, which notice provides for redemption of such notes on December 29, 2016. The redemption will be made in accordance with the terms of the Indenture. Upon the delivery of the Discharge Amount and the Redemption Notice, all of the Company’s obligations under the 6.650% Notes were satisfied and discharged pursuant to the terms of the Indenture (the “Discharge”).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. See Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexmark International, Inc.

Date: November 29, 2016	By:	/s/ Robert J. Patton
Robert J. Patton Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of April 19, 2016, by and among Lexmark International, Inc., Ninestar Holdings Company Limited, Ninestar Group Company Limited, Ninestar Lexmark Company Limited and Apex Technology Co., Ltd. (Incorporated by reference to Exhibit 2.1 of Lexmark International, Inc.’s Current Report on Form 8-K filed on April 20, 2016)

3.1	Amended and Restated Certificate of Incorporation of Lexmark International, Inc.

3.2	Amended and Restated Bylaws of Lexmark International, Inc.

99.1	Press Release dated November 29, 2016